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                                                                    Exhibit 23

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 8, 1999, included (or incorporated by reference) in this Annual Report of Lawter International, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 1998, into the Company's previously filed Registration Statements on Forms S-3 (File No. 33-24165), S-8 (File No. 33-24859), S-8 (File No. 33-61506), S-8 (File No.
2-84421) and S-8 (File No. 333-67337).

                                            ARTHUR ANDERSEN LLP

Chicago, Illinois,
March 26, 1999